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                                  EXHIBIT 17.1

                    LETTER OF RESIGNATION BY REBECCA J. BROCK

                               DATED MAY 23, 2000

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     I Rebecca J. Brock, hereby resign as President, Secretary, Treasurer and
Director of Intelilabs.com, Inc., effective immediately.

May 23, 2000

                                                  /s/ Rebecca J. Brock
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                                                  Rebecca J. Brock